CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        As independent public accountants, we hereby consent to the incorporation of our reports included in this WPL Holdings, Inc. Form 10-K/A into WPL Holdings, Inc.'s previously filed Registration Statements on Form S-8 (Nos. 33-6671, 33-52215 and 2-78551) and Form S-3 (No. 33-21482).




                                      ARTHUR ANDERSEN LLP


   Milwaukee, Wisconsin,
   May 3, 1995